As filed with the Securities and Exchange Commission on January 27, 1997
                                               Registration File No. 333-15725

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                               Amendment No. 1 to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              BERGER HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-2160077
                     (I.R.S. Employer Identification Number)

                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                         Theodore A. Schwartz, Chairman
                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200
  (Name, Address Including Zip Code and Telephone Number, Including Area Code,
                              of Agent For Service)

                         ------------------------------

                                 With a copy to:

                             Jason M. Shargel, Esq.
                       Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                   S.E. Corner Fifteenth and Chestnut Streets
                             Philadelphia, PA 19102
                                 (215) 977-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                         ------------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                     Proposed             Proposed
                               Amount                 Maximum              Maximum              Amount of
    Title of Shares             to be             Aggregate Price         Aggregate           Registration
   to be Registered         Registered(1)           Per Unit(2)           Offering              Fee(1)(2)
                                                                          Price(2)
---------------------------------------------------------------------------------------------------------------
Common Stock                  1,061,000               $2.0625            $2,122,000              $663.13
===============================================================================================================

(1) Excludes 1,726,500 shares of Common Stock registered pursuant to a Registration Statement on Form S-3 filed by the Company and declared effective by the Securities and Exchange Commission on January 2, 1996. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement contains a prospectus that also relates to such previously filed registration statement. A registration fee of $360.58 was paid upon the filing of such previously filed Registration Statement.


(2) In accordance with section (c) of Rule 457 under the Securities Act of 1933, as amended, the registration fee payable in connection herewith has been calculated based upon the average of the closing bid and closing asked prices for the Registrant's common stock on October 29, 1996 (as reported on the Nasdaq SmallCap Market ("NASDAQ").


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS THAT IS PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRATION STATEMENT OF THE REGISTRANT ON FORM S-3 WHICH WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1996 (COMMISSION FILE NO. 33-64705).

                                                           SUBJECT TO COMPLETION

                                                          DATED JANUARY __, 1997

SELLING SHAREHOLDER
PROSPECTUS

                              BERGER HOLDINGS, LTD.

                                  Common Stock

                        For Sale by Selling Shareholders


         This Prospectus concerns the offer and sale, from time to time, of up to an aggregate of 2,787,500 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock") of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), by certain holders (the "Selling Shareholders") of the Company's Common Stock, options to purchase shares of Common Stock (the "Options") and Warrants to purchase shares of Common Stock (the "Warrants"). See "Selling Shareholders and Related Information." The Company's Common Stock is listed on the Nasdaq SmallCap Market ("NASDAQ") under the symbol "BGRH." On November 4, 1996, the average of the closing bid and the closing asked price for the Company's Common Stock, as quoted on NASDAQ, was $2.0625 per share.


         It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until November 6, 1999, whichever is earlier unless otherwise extended by the Company in its discretion based upon factors that are expected to include primarily the number of Shares remaining unsold at the time and the status of any material transactions that may then be pending.



         All of the Shares are being registered by the Company for resale by the Selling Shareholders. See "Selling Shareholders and Related Information." The Company will not receive any of the proceeds from the sale of the Shares.

                                  ------------

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 5.

                                  ------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================================
                                                         Underwriting                                   Proceeds to
                                          Price to         Discounts                Proceeds to         the Selling
                                           Public       and Commissions             the Company       Shareholders(2)

------------------------------------------------------------------------------------------------------------------------
Per Share.............                      $(1)          $    (2)                   $    0                 $(1)
========================================================================================================================
Total(2)...............                     $(1)          $    (2)                   $    0                 $(1)
========================================================================================================================

(1) It is anticipated that the Shares registered hereunder will be sold in market or private transactions at prevailing prices, from time to time.

(2) The Company will pay all expenses of issuance and distribution, other than any underwriting or broker-dealer discounts or commissions which will be paid by the Selling Shareholders.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                      ------------------------------------

                             ADDITIONAL INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statments and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is (http://www.sec.gov).


         The Company has filed with the Commission two registration statements on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby (such registration statements, together with all exhibits thereto, are hereinafter referred to collectively as the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement.

                                  ------------

         The Company furnishes its shareholders with annual reports containing consolidated financial statements audited by independent accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each year.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company incorporates by reference into this Prospectus the documents listed below:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         (3) The description of the Corporation's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 19, 1984.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


         The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner of such Common Stock, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of all documents incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to: Corporate Secretary, Berger Holdings, Ltd., 805 Pennsylvania Boulevard, Feasterville, PA 19053; (215) 355-1200.

                                   THE COMPANY

         The Company is a Pennsylvania corporation organized in 1979. Through its subsidiary, Berger Bros. Company, the Company is principally engaged in the manufacture and distribution of roof drainage products ("RDP") and solid vinyl home siding ("SVHS") products.

         The Company's RDP product line, consisting of gutters, downspouts, trim coil and associated accessories and fittings, is manufactured by the Company in its manufacturing facility in Feasterville, PA. The Company sells RDP through its sales representatives and telemarketing principally to wholesale distributors who sell directly to roofers and general contractors for use in the repair and replacement of roof drainage systems in existing buildings, primarily residential.

         The Company's SVHS product line is produced under the name Graywood and consists of solid vinyl home siding and associated accessories. Such products are manufactured in the Company's Feasterville facility. Sales of SVHS products are principally made to wholesale distributors and services accounts in the modular home industry.

         The Company's address is 805 Pennsylvania Boulevard, Feasterville, PA 19053 and its telephone number is (215) 355-1200.

                                  THE OFFERING


Securities Being Offered:             Up to 2,787,500 Shares to be sold by the
                                      Selling Shareholders. See "Selling
                                      Shareholders and Related Information."


Securities Outstanding (as of
    December 31, 1996):               Common Stock - 4,856,650

                                      Common Stock Issuable Upon Exercise of
                                      Outstanding Options and
                                      Warrants - 1,316,998

                                      Common Stock To Be Outstanding If All
                                      Outstanding Options and Warrants Are
                                      Exercised - 6,173,648


                                      Preferred Stock - None

Risk Factors:                         The Shares offered hereby
                                      involve a high degree of risk and
                                      prospective purchasers should consider
                                      carefully the factors specified under
                                      "Risk Factors" before purchasing.

                                  RISK FACTORS


              An investment in the Shares involves a high degree of risk. The Shares are a suitable investment only for those investors who can afford a total loss of their investment. Before making a decision to purchase Shares, a prospective investor should carefully consider the following factors.

              Matters Relating to Bankruptcy Proceedings. The Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 6, 1991. The effective date of the Company's Plan of Reorganization was April 13, 1993. The Company's bankruptcy proceedings have had a material adverse effect upon its operations. Such adverse effects have ameliorated over time, but may continue into the future.

              Need For Additional Financing. In June 1994 the Company entered into a Loan and Security Agreement with the CIT Group/Credit Finance, Inc. (the "CIT Loan") which (i) enabled the Company to repay its outstanding obligation to its principal lender at a discount and (ii) provided additional working capital. In June 1996, the CIT Loan was extended through June 1998. The Company believes that it currently has sufficient working capital to allow the Company to maintain or increase its current volume of sales. However, the Company will require additional debt and/or equity financing upon the maturity of the CIT Loan in June, 1998, unless the CIT Loan is again extended. There is no assurance that the CIT Loan can be extended or refinanced on advantageous terms or at all.

              Risk as to Liquidity of the Common Stock. The volume of trading in the Common Stock has generally not been substantial. Accordingly, there is no assurance as to the liquidity of the trading market for the Common Stock. As a result of the issuance of Common Stock upon the exercise of outstanding options and warrants, the number of shares of Common Stock outstanding may increase to 5,984,913. As a result, the number of the Company's shares of Common Stock that are freely tradeable may over time greatly exceed the number of shares that are presently freely tradeable. The influx of a large number of shares onto the trading market may create downward pressures on the trading price of the Common Stock.

              Authorization of Preferred Stock; Anti-takeover Provisions. The Company's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of Common Stock and 5,000,000 shares of "blank check" preferred stock. The Board of Directors will have the power to determine the price and terms under which any such preferred stock may be issued and to fix the terms and designations thereof. The ability of the Board of Directors to issue one or more series of preferred stock without shareholder approval, which preferred stock may have have liquidation, dividend, conversion, voting or other rights that could adversely affect the voting power or other rights of holders of the Common Stock (including those of purchasers in this offering). In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future. Furthermore, the Company is subject to certain applicable anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended. Such provisions, as well at the Company's classified Board of Directors, could deter or delay unsolicited changes in control of the Company by discouraging takeover attempts that might result in a premium over the market price for the shares of Common Stock.

              No Underwriter Participation in Preparation. No selling agent or underwriter has participated in this offering. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for the pricing of the securities to be sold and to verify the disclosures made in connection with the offering. Inasmuch as no underwriter has participated in this offering, no underwriter has exercised due diligence with respect to the information contained in this Prospectus.

              Uncertainty as to Payment of Dividends. No dividends have been paid by the Company in the past five years and the payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business.

              Existence of Significant Competition. There are many other companies engaged in the manufacture and distribution of roof drainage and solid vinyl siding products, and many of these companies have greater financial and other business resources than those presently possessed by the Company. Further, other companies may enter the Company's area of business in the future. There can be no assurance that the Company will be able to compete successfully with such companies.

              Dependence Upon Key Personnel. The Company's ongoing operations may depend to a material extent upon the continued services of certain key management personnel, including primarily Theodore A. Schwartz, Chairman of the Board of Directors and Chief Executive Officer, Joseph F. Weiderman, President, Paul L. Spiese, III, Vice President-Manufacturing, and Francis E. Wellock, Jr., Chief Financial Officer. The loss of, or the interruption in, the services of any of such individuals during this period could adversely affect the conduct of the Company's business and its future performance. In addition, the loss of the services of Mr. Schwartz and/or Mr. Weiderman could trigger an Event of Default under the CIT Loan.

              Dependence for Certain Raw Materials on Single Supplier; Risk of Raw Material Price Fluctuations. The price and availability of the raw materials utilized by the Company (aluminum, steel, copper and polyvinylchloride ("PVC")) are subject to fluctuation. In addition, the Company's ability to obtain such materials from domestic and foreign suppliers may be subject to trade restrictions, work stoppages and other factors. In particular, PVC, from which the Company's solid vinyl home siding line is fabricated, is produced by relatively few manufacturers. The Company currently purchases all of its PVC requirements from one supplier. To date, the Company has not encountered any significant shortages of PVC or other materials or experienced any significant delay in obtaining such materials. Increases in the price of raw materials may have an adverse impact on the profit margin for sales of the Company's products. There can be no assurance that there will be no shortages, significant delays or price increases in the future.

              Net Losses. For the years 1991 through 1995, inclusive, the Company incurred operating losses. For the nine months ended September 30, 1996, the Company reported income from operations of $1,454,113 and net income of $989,824. There can be no assurance that the Company will have operating income or net income in the future.

              Risk that Company will be Unable to Identify Future Purchasers. As of the date of this Prospectus, the Company has no sales contracts which call for the Company to make ongoing deliveries of its products. All sales contracts between the Company and its customers represent a single transaction. There can be no assurance that customers of the Company will continue to purchase the same volume of products from the Company or at all.

              Risk that Company Will be Unable to Maintain Adequate Inventory. During the Company's bankruptcy proceedings, the Company was unable to maintain adequate inventory levels due to cash constraints. The Company believes that it currently maintains an inventory level sufficient to support or increase its existing levels of sales. However, there can be no assurance that the Company will be able to continue to maintain such inventory levels in the future.

              Cyclical Nature of the Housing Market and the Home Building and Home Improvement Industry. Demand for the Company's products is dependent upon the housing market and the home building and home improvement industry which tend to be cyclical in nature and have experienced significant downturns in recent years. There is no assurance that negative industry cycles in the future will not adversely affect the Company's business.

              Seasonality of Business. The demand for the Company's products in its primary market is seasonal. Inclement winter weather, such as that experienced in 1994 and 1996, and excessively hot and dry summer weather, such as that experienced in 1995 in the Northeastern United States, usually causes a reduction in the level of building activity in both the homebuilding and home improvement markets.

                              SELLING SHAREHOLDERS
                             AND RELATED INFORMATION


             The Shares which may be sold pursuant to this Prospectus consist of
(i) issued and outstanding shares of Common Stock owned by the Selling Shareholders and (ii) shares of Common Stock reserved for issuance upon exercise of Options and Warrants owned by the Selling Shareholders.

             The Selling Shareholders are listed below. Included below concerning each Selling Shareholder is (a) a reference to any position, office or other material relationship existing between such person or entity and the Company or any of its predecessors or affiliates during the past three years; and (b) the total amount and percentage of the Company's Common Stock beneficially owned by such person, the amount subject to sale hereunder and the resulting amount and percentage if all Shares offered hereby which are owned by such person or entity are sold.


                                              Pre-Offering (1)                             Post-Offering (1)(2)
                                              ----------------                             --------------------
                                Total                                                    Total
                              Number of                                                Number of
                                Shares                                                   Shares
         Selling            Beneficially        Percentage                            Beneficially       Percentage
      Shareholders              Owned          of Class (3)      Shares Offered          Owned          of Class (3)

Barinder S. Athwal            75,000 (4)            1.54%            25,000               50,000            1.03%
Blair Wood Financial          50,000 (5)            1.02%            50,000                 0                 *
Arden Brown                  235,500 (6)            4.85%            72,000              163,500            3.37%
Joan Brownstein               70,000 (7)            1.44%            50,000               20,000              *
First Colonial                52,500 (5)            1.07%            52,500                 0                 *
Securities
First Colonial                10,000                 *               10,000                 0                 *
Securities Group
Profit Sharing Plan
FBO George D.
Eggers III
Emerald Industries            70,000                1.44%            70,000                 0                  *
Larry Falcon                  42,791 (8)             *               35,000                7,791               *
David Fields                  10,000 (5)             *               10,000                 0                  *
Focus Tech                   276,000 (9)            5.46%               0                276,000             5.46%
Investments, Inc.
Rick Frimmer                  20,000 (11)            *               20,000                 0                  *
Jacob I. Haft M.D.           136,070 (12)           2.78%            45,000               91,070             1.86%
Internet Financial            50,000 (10)           1.02%               0                 50,000             1.02%
Relations, Inc.


                                              Pre-Offering (1)                             Post-Offering (1)(2)
                                              ----------------                             --------------------
                                Total                                                    Total
                              Number of                                                Number of
                                Shares                                                   Shares
         Selling            Beneficially       Percentage                            Beneficially       Percentage
      Shareholders              Owned          of Class (3)      Shares Offered          Owned          of Class (3)


Jasper Electric               10,000                 *               10,000                0                  *
Pension Plan FBO
Robert M. Cunliffe
Catherine S. Johnson         100,000 (10)           2.02%               0                100,000            2.02%
Howard Kent                   15,000                 *               15,000                0                  *
Herman Krangel               183,750 (7)            3.77%            50,000              133,750            2.74%
Dr. Irving Kraut             262,533 (13)           5.37%            35,000              227,533            4.66%
Steven Lang                   10,000                 *               10,000                0                  *
Arthur Lichtenberg            12,000                 *               12,000                0                  *
Ben Lichtenberg               60,500 (14)           1.25%            38,000               22,500              *
Lighthouse                    75,000 (10)           1.52%               0                 75,000            1.52%
Resources, Inc.
William B. Noyovitz           10,000                 *               10,000                0                  *
Jeffrey I. Schocket           42,857 (15)            *               35,000                7,857              *
Marc Scott                    15,000                 *               15,000                0                  *
Paul L. Spiese, III          244,726 (16)           4.88%           150,000               94,726            1.89%
Joel Strote P.C.               5,000                 *                5,000                0                  *
Theodore A.                  365,225 (17)           7.22%           150,000              215,225            4.25%
Schwartz
Joseph F. Weiderman          295,090 (18)           5.88%           150,000              145,090            2.89%
Francis E. Wellock,           85,750 (19)           1.75%            55,000               30,750              *
Jr.
L.G. Zangani, Inc.            50,000 (10)           1.02%               0                 50,000            1.02%


----------

*    Indicates less than one percent.

(1) Beneficial ownership figures include all Common Stock represented by shares of issued and outstanding Common Stock as well as shares of Common Stock issuable upon exercise of outstanding warrants and options. Except as otherwise indicated below, none of the Selling Shareholders holds any option, warrant, right or convertible security exercisable for or convertible into Common Stock, whether or not immediately exercisable or convertible or, in the case of employee stock options, currently vested or unvested.

(2) Assumes the sale of all Shares offered by this Prospectus by each Selling Shareholder to third parties unaffiliated with the Selling Shareholders.

(3) These percentages are calculated in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.

(4) Includes immediately exercisable warrants to purchase 10,000 shares of Common Stock.

(5)  Consists solely of immediately exercisable options to purchase Common
     Stock.


(6)  Includes 70,000 shares held jointly by Mr. Brown and spouse.


(7) Includes immediately exercisable warrants to purchase 20,000 shares of Common Stock.

(8) Consists solely of immediately exercisable options and warrants to purchase Common Stock.

(9) Includes immediately exercisable options to purchase 200,000 shares of Common Stock.

(10) Consists solely of immediately exercisable warrants to purchase Common
     Stock.

(11) Consists of shares of Common Stock held by Mr. Frimmer as custodian for Melanie L. Frimmer.


(12) Includes options and warrants to purchase 42,414 shares of Common Stock.

(13) Includes options and warrants to purchase 30,000 shares of Common Stock.

(14) Includes 27,000 shares of Common Stock held by First Colonial Securities Profit Sharing Plan for the benefit of Mr. Lichtenberg and 11,000 shares of Common Stock held by Mr. Lichtenberg as custodian for Ross Lichtenberg.

(15) Includes options and warrants to purchase 42,791 shares of Common Stock.


(16) Includes options and warrants to purchase   154,726 shares of Common Stock.

(17) Includes 1,500 shares of Common Stock held by Mr. Schwartz as joint tenant with Janice L. Bredt and options and warrants to purchase 202,130 shares of Common Stock.

(18) Includes options and warrants to purchase 160,643 shares of Common Stock.

(19) Includes options and warrants to purchase 55,000 shares of Common Stock.


     It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until November 6, 1999, unless otherwise extended by the Company in its discretion.

                                     EXPERTS

     The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1994 and 1995 and for the three years ended December 31, 1995 incorporated by reference in this Prospectus have been examined by Goldenberg Rosenthal Friedlander LLP, the Company's independent certified public accountants, for the periods and to the extent set forth in their report incorporated by reference herein and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the Shares of Common Stock offered hereby will be passed upon by Wolf, Block, Schorr and Solis-Cohen, Philadelphia, Pennsylvania.

================================================================================

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                                TABLE OF CONTENTS

                                                                   Page

Additional Information........................................       2
Incorporation of Certain Information By Reference.............       3
The Company...................................................       4
The Offering..................................................       4
Risk Factors..................................................       5
Selling Shareholders and Related Information..................       7
Experts.......................................................      10
Legal Matters.................................................      10



================================================================================















================================================================================


                                2,787,500 SHARES








                              BERGER HOLDINGS, LTD.







                                  COMMON STOCK








                               -------------------
                               SELLING SHAREHOLDER
                                   PROSPECTUS
                               -------------------









                                 _________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.



         Securities and Exchange Commission Registration Fee............................               $  663
         *Printing and Engraving Expenses...............................................                  500
         *Accounting Fees and Expenses..................................................                1,500
         *Legal Fees and Expenses.......................................................                5,000
         *Blue Sky Qualification Fees and Expenses......................................                2,500
         *Transfer Agent and Registrar Fees and Expenses................................                 -
         *Miscellaneous.................................................................               22,650
                                                                                                       ------
                  TOTAL.................................................................              $32,813

-----------------
*  Estimate

Item 15. Indemnification of Directors and Officers

         Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officer under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 1742 permits indemnification in derivative actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by
(i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

         Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17C of the BCL.

         Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         Article VII of the Registrant's Bylaws, which are incorporated by reference in this Registration Statement, provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 16. Exhibits and Financial Statement Schedules

         The following documents are filed as part of this Registration Statement. (Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K for a Registration Statement on Form S-3).

Exhibit
Number                     Title                              Method of Filing
------                     -----                              ----------------

2.1                        Debtor's Third Amended             Incorporated by reference to Exhibit
                           Joint Plan of                      1 of the Current Report on Form 8-K filed on
                           Reorganization                     March 30, 1993 (the "Form 8-K")

2.2                        Third Amended Disclosure           Incorporated by reference to Exhibit
                           Statement for Debtor's             2 of Form 8-K
                           Amended Joint Plan of
                           Reorganization

2.3                        Settlement Agreement by            Incorporated by reference to Exhibit
                           and between the Registrant         4 of Form 8-K
                           and Meridian Bank


4.1                        Specimen Certificate               Incorporated by reference to
                           for Common Stock                   Exhibit 4(a) to Amendment No. 1 to the
                                                              Registration Statement on Form S-1 filed on
                                                              October 15, 1990 ("Pre-Effective Amendment
                                                              No. 1")

4.2                        Form of 1993                       Incorporated by reference to Exhibit 4(g)
                           Private Placement Warrant          of the Registration Statement on Form S-1,
                           No. 1                              filed June 16, 1993, (the "1993 Form S-1")

4.3                        Form of Consulting Warrant         Incorporated by reference to Exhibit 4(h)
                           by and between the Company         of the 1993 Form S-1
                           and Universal Solutions, Inc.

4.4                        Form of 1993                       Incorporated by reference to Exhibit 4.9 of the
                           Private Placement Warrant          Registration Statement on Form S-3, filed
                           No. 2                              January 21, 1993 (the "1993 Form S-3")

4.5                        Form of 1995                       Incorporated by reference to Exhibit 4.5 of the
                           Private Placement Warrant          Registration Statement on Form S-3, declared
                                                              effective as of January 2, 1996


5                          Opinion of Wolf, Block,                     *
                           Schorr and Solis-Cohen

23.1                       Consent of Goldenberg                       *
                           Rosenthal Friedlander LLP

23.2                       Consent of Wolf, Block,                     *
                           Schorr and Solis-Cohen

23.3                       Consent of Goldenberg               Filed Herewith
                           Rosenthal Friedlander LLP


----------

* Previously filed with the Registrant's initial filing of the Registration Statement on Form S-3.

         All other exhibits for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling-person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             A.    The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Feasterville, Commonwealth of Pennsylvania, on January 22, 1997.


                                         BERGER HOLDINGS, LTD.


                                         By: JOSEPH F. WEIDERMAN
                                             ------------------------------
                                             Joseph F. Weiderman, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                   Title                                       Date
---------                                   -----                                       ----



THEODORE A. SCHWARTZ                        Chief Executive Officer                       January 22, 1997
--------------------------                  and Chairman of the Board
Theodore A. Schwartz                        (Principal Executive Officer)


PAUL L. SPIESE   III                        Vice President and                            January 22, 1997
--------------------------                  Director
Paul L. Spiese, III


JOSEPH F. WEIDERMAN                         President, Chief Operating                    January 22, 1997
--------------------------                  Officer and Director
Joseph F. Weiderman

                                            Director                                      January __, 1997
--------------------------
Larry Falcon

                                            Director                                      January __, 1997
--------------------------
Jacob I. Haft, M.D.

                                            Director                                      January __, 1997
--------------------------
Jeffrey I. Schocket

DR. IRVING KRAUT                            Director                                      January 22, 1997
--------------------------
Dr. Irving Kraut


FRANCIS E. WELLOCK, JR.                     Chief Financial Officer (Principal            January 22, 1997
---------------------------                 Financial and Accounting
Francis E. Wellock, Jr.                     Officer)
